Exhibit 3.5

ARTICLES OF INCORPORATION

OF

HUGHES COMMUNICATIONS JAPAN, INC.

I

The name of this corporation is

HUGHES COMMUNICATIONS JAPAN, INC.

II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

The name of this corporation’s initial agent for service of process in the State of California is:

CT Corporation System

IV

The corporation is authorized to issue only one class of shares of stock, and the total number of shares which this corporation is authorized to issue is One Thousand (1,000).

DATED: May 8, 1985

/s/ Gary L. Rafferty
Gary L. Rafferty

I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

/s/ Gary L. Rafferty
Gary L. Rafferty

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

Hughes Communications Japan, Inc.

***********

We, Frederick A. Landman and James W. Cuminale, the President and the Secretary of Hughes Communications Japan, Inc., a corporation duly organized and existing under the laws of the State of California (the “Corporation”), do hereby certify:

1.                                       That they are the President and the Secretary, respectively, of Hughes Communications Japan, Inc., a California corporation.

2.                                       That an amendment to the Articles of Incorporation of this Corporation has been approved by the Board of Directors.

3.                                       The amendment so approved by the Board of Directors is as follows:

Article 1 of the Articles of Incorporation of this Corporation is amended to read as follows:

The name of the corporation is PanAmSat Communications Japan, Inc.

4.                                       That the shareholders have adopted said amendment by written consent. That the wording of said amendment as approved by written consent of the shareholders is the same as that set forth above. That said written consent was signed by the holders of outstanding shares having not less than the minimum number of required votes of shareholders necessary to approve said amendment in accordance with Section 902 of the California Corporations Code.

5.                                       That the designation and total number of outstanding shares entitled to vote on or give written consent to said amendment and the minimum percentage vote required of each class or series entitled to vote on or give written consent to said amendment for approval thereof are as follows:

Designation	Number of shares outstanding entitled to vote or give written consent	Minimum percentage vote required to approve
Common	100 shares	More than 50%

6.                                       That the number of shares of each class which gave written consent in favor if said amendment equaled or exceeded the minimum percentage vote required of each class entitled to vote, as set forth above.

Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge.

Executed at Greenwich, Connecticut on July 16, 1997.

/s/ Frederick A. Landman
Frederick A. Landman
President

/s/ James W. Cuminale
James W. Cuminale
Secretary